Exhibit 1

KKR FINANCIAL LLC

555 California Street, 50th Floor

San Francisco, CA 94104

May 31, 2007

KKR KFC INVESTMENTS LLC

9 West 57th Street

New York, New York 10019

KKR FINANCIAL ADVISORS LLC

555 California Street, 50th Floor

San Francisco, CA 94104

KKR FINANCIAL HOLDINGS LLC

555 California Street, 50th Floor

San Francisco, CA 94104

Ladies and Gentlemen:

Pursuant to Section 6 of the Nonqualified Stock Option Agreement dated August 12, 2004 (the “Original Agreement”), between KKR Financial Corp. (the “Corp.”) and KKR Financial Advisors LLC (the “Manager”) and Section 6 of the Nonqualified Stock Option Agreement dated August 19, 2004 (the “Subsequent Agreement” and, together with the Original Agreement, the “Option Agreements”), between the Corp. and the Manager, KKR Financial LLC (“KFL”) hereby distributes and transfers to KKR KFC Investments LLC (“KKR KFC”), in its capacity as a member of KFL, options (the “Options”) to acquire 994,973 common shares of KKR Financial Holdings LLC (the “Company”). The Options were granted in accordance with and pursuant to the terms of the 2007 Share Incentive Plan (the “Plan”) for the Company, which Plan amended and restated the Amended and Restated 2004 Stock Incentive Plan for the Corp. On May 4, 2007, in accordance with a conversion transaction effected by the Corp., the Option Agreements were assumed by the Company. On October 3, 2006, the Board of Directors of the Corp. approved the distribution and transfer of the Options from the Manager to KFL and the further distribution and transfer of the Options to the owners of KFL. The Options were transferred to KFL on May 31, 2007 pursuant to a letter agreement dated such date. This letter agreement sets forth the terms and conditions upon which the distribution and transfer of Options from the KFL to KKR KFC shall take place.

This distribution and transfer is made subject to the terms and conditions of the Option Agreements and the Plan. By KKR KFC’s acceptance of this distribution and transfer, evidenced by KKR KFC’s signature below, KKR KFC agrees to be bound by the Option Agreements and the Plan to the extent applicable, as if KKR KFC was the optionee thereunder. The Company and KKR KFC acknowledge and understand that any reference in the Plan or the

Option Agreements to the Manager shall be deemed to refer to KKR KFC, except that (a) KKR KFC shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Options if the Compensation Committee of the Company determines that such a registration statement is necessary or appropriate, (b) the Compensation Committee of the Company or the Company shall not be required to provide any notice to KKR KFC, whether or not such notice is or would otherwise have been required to be given to the Manager under the Plan or otherwise, and (c) the consequences of termination of the Manager’s service with the Company and its Affiliates under the terms of the Plan and the Option Agreements shall continue to be applied with respect to the Manager and KKR KFC.

By KKR KFC’s acceptance of this transfer, evidenced by KKR KFC’s signature below, KKR KFC represents and covenants that (a) any common shares of the Company purchased upon exercise of the Options will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such common shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities law, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, KKR KFC shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any common shares hereunder and (y) is true and correct as of the date of any sale of any such common shares, as applicable. As a further condition precedent to any exercise of the Options, KKR KFC shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the common shares of the Company and in connection therewith, shall execute any documents which the Company shall in its sole discretion deem necessary or advisable.

This distribution and transfer is made without representation or warranty of any kind.

Dated as of May 31, 2007.

Very truly yours,

Agreed to:

KKR KFC Investments LLC

By
Its

KKR Financial Advisors LLC

By
Its

KKR Financial LLC

By
Its

KKR Financial Holdings LLC

By
Its